UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2013

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2013, Impax Laboratories, Inc. (the “Company”) entered into the Amended and Restated License and Distribution Agreement (the “Amended and Restated License Agreement”) with Shire LLC (“Shire”), which amended and restated that certain License and Distribution Agreement by and between the Company and Shire, dated as of January 19, 2006, as amended on March 1, 2010 (the “Prior Agreement”).  The Amended and Restated License Agreement was entered into by the parties in connection with the settlement of all pending litigation between Shire and the Company relating to Shire’s supply of its authorized generic Adderall XR® products (the “AG Product”) to the Company under the Prior Agreement.

Among other items, the Amended and Restated License Agreement provides for Shire to supply the AG Product to the Company subject to the terms and conditions thereof until the earlier of (i) the first commercial sale by the Company of its generic equivalent product to Adderall XR® (the “Impax Product”) and (ii) September 30, 2014 (the “Supply Term”), subject to certain continuing obligations of the parties upon expiration or early termination of the Supply Term, including Shire’s obligation to deliver AG Products still owed to Impax as of the end of the Supply Term.  The Company will be permitted to sell any AG Products in its inventory or owed to it by Shire under the Amended and Restated License Agreement until all such products are sold and the Company will continue to pay a profit share to Shire on such sales.  The Amended and Restated License Agreement also provides for (A) a process for allocation of quota of the amount of the mixed amphetamine salts authorized by the United States Drug Enforcement Administration to the AG Product for the Company and (B) under certain specified circumstances, dispute resolution procedures and payments to be paid by Shire in the event of AG Product non-delivery or delays not otherwise excused under the terms thereof.  Impax will continue to pursue approval of its pending Abbreviated New Drug Application for the Impax Product which was filed with the U.S. Food and Drug Administration in September 2003 (which may include, if necessary, amending the original application) and has the right to conduct further development and manufacture of the Impax Product, in each case without impacting Shire’s supply of the AG Product to the Company.  In the event the Company launches Impax Products, it will pay a profit share to Shire based on sales of such products.

The foregoing is a summary description of the terms and conditions of the Amended and Restated License Agreement and is qualified in its entirety by the text of the Amended and Restated License Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

Item 8.01   Other Events

On February 8, 2013, the Company issued a press release announcing that it had settled all pending litigation between Shire and the Company relating to Shire’s supply of its authorized generic Adderall XR® products to the Company under the Prior Agreement.  As part of the settlement, Shire agreed to make a one-time cash payment to Impax of $48 million upon the court’s order of dismissal.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description
99.1	Press Release issued on February 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2013	IMPAX LABORATORIES, INC.

	By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Senior Vice President, Finance and Chief Financial Officer

Exhibit No.	Description
99.1	Press Release issued on February 8, 2013.